Exhibit 99.1

Cirrus Logic Reports Fiscal Q1 2010 Financial Results

Audio Product Revenue Grows 13% Year-Over-Year

AUSTIN, Texas--(BUSINESS WIRE)--July 22, 2009--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the first quarter of fiscal year 2010, which ended June 27, 2009.

Revenue for the quarter was $37.5 million compared to $44.0 million during the first quarter of fiscal year 2009 and $33.5 million in the previous quarter. Gross margin for the quarter was 52 percent, down from 56 percent in the quarter a year ago and 55 percent reported by the company for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $19.8 million, down from $24.2 million in the previous quarter. GAAP operating expenses in the first quarter included a net benefit of approximately $2.7 million related to the settlement of the derivative lawsuit and charges of $1.3 million for stock-based compensation and $400,000 in acquisition-related amortization of intangibles.

The loss from operations on a GAAP basis was approximately $250,000. Excluding the items noted above, the non-GAAP loss from operations was $1.3 million.

Cirrus Logic reported first quarter GAAP net income of approximately $220,000. Excluding the items noted above, on a non-GAAP basis the company reported a net loss of almost $800,000, or a loss of $0.01 per share based on 65.3 million average diluted shares outstanding.

Cirrus Logic also reported total cash and marketable securities of $122.4 million, an increase of $2.2 million from the previous quarter.

“Our portable product line continued to build momentum in Q1, shipping new devices into new applications such as media centric smart phones. In Q2, we expect to see accelerated revenue growth driven by new products for portable and home audio applications,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “We are proud that our first Power Factor Correction device and our new audio DSP are both already sampling with key customers and we expect these new platforms to live up to the standard set by our growing portable audio business.”

Outlook for Second Quarter FY 2010 (ending September 26, 2009):

  Revenue is expected to range between $48 million and $52 million;
  Gross margin is expected to be between 50 percent and 52 percent; and
  Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, which include approximately $2.0 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the first quarter of fiscal year 2010, on July 22, 2009, at 5:00 p.m. EDT. Those wishing to join should call (480) 629-9772, or (877) 941-6010 (Conference ID: 4116122) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until July 29, 2009. To access the recording, dial (303) 590-3030, or toll-free at (800) 406-7325 (Conference ID: 4116122). A live and an archived webcast of the conference call will also be available via the investor section of company’s website at www.cirrus.com.

Cirrus Logic, Inc.

Celebrating its 25th year as a leading fabless semiconductor company in 2009, Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP operating expenses, non-GAAP net loss, non-GAAP loss from operations, and non-GAAP diluted loss per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the second quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Jun. 27,	Mar. 28,	Jun. 28,
	2009	2009	2008

Energy products	$12,727	$14,731	$21,981
Audio products	24,787	18,789	22,030
Net revenue	37,514	33,520	44,011

Cost of sales	17,927	15,051	19,360
Gross Margin	19,587	18,469	24,651
Gross Margin Percentage	52.2%	55.1%	56.0%

Operating expenses:
Research and development	12,508	10,950	11,605
Selling, general and administrative	10,071	10,649	12,003
Restructuring and other costs	-	-	-
Impairment of goodwill and other intangibles	-	2,144	-
Provision for litigation expenses	(2,745)	434	-
Total operating expenses	19,834	24,177	23,608

Income (loss) from operations	(247)	(5,708)	1,043

Realized gain on marketable equity securities	-	-	-
Interest income, net	463	525	936
Other income (expense), net	(18)	11	195
Income (loss) before income taxes	198	(5,172)	2,174
Provision (benefit) for income taxes	(23)	2,596	36
Net income (loss)	$221	$(7,768)	$2,138

Basic income (loss) per share:	$-	$(0.12)	$0.03
Diluted income (loss) per share:	$-	$(0.12)	$0.03

Basic weighted average common shares outstanding	65,254	65,241	66,622
Diluted weighted average common shares outstanding	65,341	65,241	67,213

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 27,	Mar. 28,	Jun. 28,
	2009	2009	2008
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$26,942	$31,504	$41,405
Restricted investments	5,755	5,755	5,755
Marketable securities	78,413	79,346	55,747
Accounts receivable, net	13,969	10,814	21,554
Inventories	20,192	19,878	24,006
Other current assets	4,615	5,359	8,973
Total Current Assets	149,886	152,656	157,440

Long-term marketable securities	11,254	3,627	-
Property and equipment, net	18,631	19,367	20,332
Intangibles, net	22,567	23,309	25,212
Goodwill	6,027	6,027	6,194
Other assets	1,972	2,018	2,393
Total Assets	$210,337	$207,004	$211,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,180	$9,886	$15,235
Accrued salaries and benefits	5,129	6,432	6,159
Other accrued liabilities	4,924	6,004	8,770
Deferred income on shipments to distributors	3,249	3,426	5,809
Total Current Liabilities	27,482	25,748	35,973

Long-term restructuring accrual	849	931	1,554
Other long-term obligations	7,336	7,397	7,321

Stockholders' equity:
Capital stock	946,886	945,455	940,702
Accumulated deficit	(771,730)	(771,951)	(773,288)
Accumulated other comprehensive loss	(486)	(576)	(691)
Total Stockholders' Equity	174,670	172,928	166,723
Total Liabilities and Stockholders' Equity	$210,337	$207,004	$211,571

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

Quarter Ended

Jun. 27,
2009
Net Income (Loss) Reconciliation
GAAP net income	$221
Non-GAAP adjustments:
Stock compensation expense - COGS	52
Stock compensation expense - R&D	514
Stock compensation expense - SG&A	787
Amortization of acquisition intangibles	404
Facility and other related adjustments	(22)
Provision for litigation expenses	(2,745)
Non-GAAP net loss	$(789)

EPS Reconciliation
GAAP diluted income per share	$-
Non-GAAP adjustments:
Effect of stock compensation expense - COGS	-
Effect of stock compensation expense - R&D	0.01
Effect of stock compensation expense - SG&A	0.01
Effect of amortization of acquisition intangibles	0.01
Effect of facility and other related adjustments	-
Effect of provision for litigation expenses	(0.04)
Non-GAAP diluted loss per share	$(0.01)

Operating Loss Reconciliation
GAAP Operating Loss	$(247)
Non-GAAP adjustments:
Stock compensation expense - COGS	52
Stock compensation expense - R&D	514
Stock compensation expense - SG&A	787
Amortization of acquisition intangibles	404
Facility and other related adjustments	(22)
Provision for litigation expenses	(2,745)
Non-GAAP Operating Loss	$(1,257)

Operating Expense Reconciliation
GAAP Operating Expenses	$19,834
Non-GAAP adjustments:
Stock compensation expense - R&D	514
Stock compensation expense - SG&A	787
Amortization of acquisition intangibles	404
Facility and other related adjustments	(22)
Provision for litigation expenses	(2,745)
Non-GAAP Operating Expenses	$20,896

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com